Liberty All-Star Growth Fund, Inc. N-2/A

Exhibit 99(d)(3)

NOTICE OF GUARANTEED DELIVERY

For Shares of Common Stock of

LIBERTY ALL-STAR GROWTH FUND, INC.

Subscribed for under the Primary Subscription
and the Over-Subscription Privilege (together, the “Rights Offering”)

Liberty All-Star Growth Fund, Inc. (the “Fund”) issued to its shareholders of record, as of the close of business on September __, 2018 (“Record Date”), non-transferable rights (“Rights”) in the ratio of one Right for each whole share of the Fund’s common stock held on the Record Date, generally entitling the holders thereof to subscribe for new Shares (the “Shares”) at a rate of one new Share of common stock of the Fund for each three Rights held (the “Primary Subscription”), with the right to subscribe for additional Shares not subscribed for by others in the Primary Subscription (the “Over-Subscription Privilege”). At its discretion, the Fund may increase the amount of Shares offered in an amount of up to 25% of the primary offering amount to cover over-subscription requests. The terms and conditions of the Rights Offering are set forth in the Prospectus, which is incorporated into this document by reference. Capitalized terms herein shall have the same meaning as defined in the Prospectus. As set forth in the Prospectus, this form, or one substantially equivalent hereto, may be used as a means of effecting subscription and payment for all Shares subscribed for under the Primary Subscription and the Over-Subscription Privilege. This form may be delivered by email transmission, overnight courier or first class mail to the Subscription Agent.

The Subscription Agent is:

Computershare

If By Mail:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

If By Overnight Courier:	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street, Suite V Canton, MA 02021

If By Email:	canoticeofguarantee@computershare.com

For information call the information agent, Georgeson LLC: (888) 206-5896

The New York Stock Exchange member firm, bank or trust company or other nominee that completes this form must communicate this guarantee and the number of Shares subscribed for in connection with this guarantee (separately disclosed as to the Primary Subscription and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment to the Subscription Agent prior to 5:00 p.m., Eastern time, on the Expiration Date, October , 2018, unless the Offer is extended by the Fund. This Notice of Guaranteed Delivery guarantees delivery to the Subscription Agent of (a) payment in full for all subscribed Shares, and (b) a properly completed and signed Subscription Certificate (which certificate and full payment must then be delivered no later than the close of business on October , 2018, the second business day after the Expiration Date, unless extended). Failure to deliver this Notice or to make the delivery guaranteed will result in a forfeiture of the Rights.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR EMAIL, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY. THE ABOVE EMAIL ADDRESS CAN ONLY BE USED FOR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. ANY TRANSMISSION OF OTHER MATERIALS WILL NOT BE ACCEPTED AND WILL NOT BE CONSIDERED A VALID SUBMISSION FOR THE ELECTION.

VOLUNTARY CORPORATE ACTIONS COY: ASG

02WH3G

GUARANTEE

The undersigned, a member firm of the New York Stock Exchange or a bank or trust company having an office or correspondent in the United States, hereby guarantees delivery to the Subscription Agent by no later than 5:00 p.m., Eastern time, on October , 2018 (unless extended as described in the Prospectus) of (a) a properly completed and executed Subscription Certificate and (b) payment of the full Estimated Subscription Price for Shares subscribed for pursuant to the Primary Subscription and for any additional Shares subscribed for pursuant to the Over-Subscription Privilege, as subscription for such Shares is indicated herein or in the Subscription Certificate.

Liberty All-Star Growth Fund, Inc.	Broker Assigned Control # ______________________

1. Primary Subscription	Number of Rights to be exercised	Number of Shares pursuant to the Primary Subscription requested for which you are guaranteeing delivery of Rights and payment	Payment to be made in connection with the Shares Subscribed for under the Primary Subscription

	_____________ Rights	_____________ Shares (Rights held ÷ by 3)	$_____________

2. Over-Subscription		Number of Shares Requested pursuant to the Over-Subscription Privilege for which you are guaranteeing payment	Payment to be made in connection with the Shares requested pursuant to the Over-Subscription Privilege

		_____________ Shares	$_____________

3. Totals	Total Number of Rights to be Delivered	Total Number of Shares Subscribed for and/or Requested

	_____________ Rights	_____________ Shares	$_____________ Total Payment

Method of delivery of the Notice of Guaranteed Delivery (circle one)

A. Through The Depository Trust Company (“DTC”)

B. Direct to Computershare, as Subscription Agent.

Please reference below the registration of the Rights to be delivered.

_____________________________________________________________________________________________________________________

PLEASE ASSIGN A UNIQUE CONTROL NUMBER FOR EACH GUARANTEE SUBMITTED. This number needs to be referenced on any direct delivery of Rights or any delivery through DTC.

Name of Firm	Authorized Signature
DTC Participant Number	Title
Address	Name (Please Type or Print)
Zip Code	Phone Number
Contact Name	Date

VOLUNTARY CORPORATE ACTIONS COY: ASG